Exhibit 99.1

Muscle Maker Grill Signs Agreement with Major Industry
Leading Delivery-Only Kitchen Concept

Fast-Casual Brand Diversifies by Adding 10 Delivery-Only Kitchens to Corporate Lineup

Burleson, Texas, Feb. 27th, 2020 – Muscle Maker, Inc. the parent company of Muscle Maker Grill & Healthy Joe’s, a fast-casual concept known for serving “healthier for you” meals, today announced it has signed a 10 location agreement with a major industry leading delivery-only kitchen provider. The delivery-only kitchen concept has already opened facilities in several key markets. Muscle Maker plans to open its first five delivery-only kitchens in the Chicago market this April and has sights on other major metropolitan markets for future growth. The rapid expansion into new markets provides a great opportunity to not only grow overall brand recognition, but to also generate significant revenue for the company at a low capital cost.

“We are excited to announce this agreement and view it as another logical extension of our “non-traditional” growth model. The delivery-only kitchen concept will allow Muscle Maker Grill and Healthy Joe’s to expand quickly, and with limited required capex, nationwide into major cities across America creating name recognition and economies of scale.” “Delivery is already a large portion of Muscle Maker Grill’s business model in major metropolitan areas, with some of our urban locations posting up to 80% delivery sales” said Mike Roper, CEO of Muscle Maker Grill. “Delivery continues to grow as a percentage of revenue throughout the QSR market, and we want to be well positioned to expand our geographic reach to accommodate demand. We see this agreement as an exciting first step, with what can be a much larger opportunity over the near term. This opportunity supports the brand’s long-term strategy of corporate owned and operated locations in non-traditional areas such as military bases, universities, and airports.”

Delivery-only kitchens are built around proprietary technology and processes to ensure efficient operations and delivery. All locations are optimized for delivery and catering, reducing total labor costs and overhead. Delivery-only kitchens have become the more economical way to take part in the fast-growing delivery economy. Delivery in the fast-casual segment has increased 72% compared to two years ago, making these kitchens a very attractive avenue for restaurant brands. Third-party fees can be offset by lower labor costs and overhead while build out costs are extremely low compared to full scale locations.

About Muscle Maker Grill

Founded in 1995 in Colonia, New Jersey, Muscle Maker Grill features high quality, great tasting food, freshly prepared with proprietary recipes. The menu, created with the guest’s health in mind, is lean and protein based. It features all-natural chicken, grass fed steak, lean turkey, whole wheat pasta, wraps, bowls and more. It also offers a wide selection of fruit smoothies in a variety of assorted flavors, protein shakes and supplements. For more information on Muscle Maker Grill, visit www.musclemakergrill.com.

Forward-Looking Statements

This press release may include “forward-looking statements.” To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Muscle Maker, Inc does not undertake any duty to update any forward-looking statements except as may be required by law.

###

Contact:
Muscle Maker Grill Marketing
marketing@musclemakergrill.com